Green Dot Reports First Quarter 2015 Non-GAAP YoY Revenue Growth of 43% to $231M, Adjusted EBITDA growth of 120% to $83M and non-GAAP EPS growth of 105% to $0.86
Better than forecasted Q1 results; but higher MoneyPak headwinds now forecast for full year

Pasadena, CA - May 7, 2015 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the first quarter ended March 31, 2015.
For the first quarter of 2015, Green Dot reported growth of 43% year-over-year in both consolidated GAAP and non-GAAP total operating revenues1 to $227.2 million and $230.9 million, respectively, and growth of 120% in adjusted EBITDA to $83.0 million. Green Dot also reported $0.76 in GAAP diluted earnings per share and $0.86 in non-GAAP diluted earnings per share1, representing 131% and105% year-over-year growth, respectively.
Net cash provided by operating activities in the quarter was $84.3 million.  As of March 31, 2015, Green Dot’s consolidated balance sheet held total cash and investment securities of $998.5 million, which is 10% higher than at the same time last year.
"These positive results represent our first full quarter of the new, consolidated Green Dot, inclusive of our acquisition of TPG and two smaller prepaid program managers, AccountNow, Inc. and Achieve Financial Services, LLC. Despite being negatively impacted by approximately $12 million resulting from fewer reload transactions attributed to the discontinuation of MoneyPak, we posted significant revenue and adjusted EBITDA growth during the period as a result of both the incremental revenue and EBITDA contribution from our new acquisitions and better-than-expected performance in our organic branded and private label account business. Adjusted EBITDA in the quarter exceeded our expectations due to lower-than-expected operating expenses, and the deferral of approximately $9 million of expenses at TPG until later in the year. While we are clearly pleased with the performance of our business in Q1, we continue to be cautious of our full year non-GAAP revenue forecast in light of the lower number of reload transactions in the quarter, the implied pacing of reload transactions throughout the remainder of the year, and how those fewer reload transactions may ultimately impact the overall performance of our card portfolio ecosystem. However, we still feel confident in our adjusted EBITDA and non-GAAP EPS forecasts for the year because the cost savings being generated from the discontinuation of MoneyPak, the efficiencies being generated from the integration of our recent acquisitions, and the lower operating costs being realized across the enterprise as a result of a number of efficiency initiatives, are all coming together to more than offset the additional revenue headwinds expected for the full year," said Steve Streit, Green Dot Chairman and Chief Executive Officer.
Consolidated GAAP financial results for the first quarter of 2015 compared to the first quarter of 2014:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 43% to $227.2 million for the first quarter of 2015 from $159.3 million for the first quarter of 2014

•	GAAP net income increased 167% to $40.8 million for the first quarter of 2015 from $15.3 million for the first quarter of 2014

•
GAAP basic and diluted earnings per common share were $0.77 and $0.76, respectively, for the first quarter of 2015 versus $0.34 and $0.33, representing growth of 126% and 130% respectively, over the first quarter of 2014

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Consolidated non-GAAP financial results for the first quarter of 2015 compared to the first quarter of 2014:1

•	Non-GAAP total operating revenues[1] increased 43% to $230.9 million for the first quarter of 2015 from $161.7 million for the first quarter of 2014

•	Non-GAAP net income[1] increased 138% to $45.9 million for the first quarter of 2015 from $19.3 million for the first quarter of 2014

•	Non-GAAP diluted earnings per share[1] increased 105% to $0.86 for the first quarter of 2015 versus $0.42 for the first quarter of 2014

•
Adjusted EBITDA[1] increased 120% to $83.0 million, or 36% of non-GAAP total operating revenues[1] for the first quarter of 2015 from $37.7 million, or 23% of non-GAAP total operating revenues[1] for the first quarter of 2014

The Company's key business metrics described in the latest Annual Report on Form 10-K have been revised to reflect its recent acquisitions, including TPG and AccountNow, Inc. and to include additional products, like checking accounts and open loop gift cards. Metrics associated with the Company’s recent acquisitions are included in periods post-acquisition. With regard to the inclusion of additional products, previously reported metrics have been restated for comparability.
The Company believes the following measures are the primary indicators of quarterly and annual revenues:
Number of Cash Transfers - represents the total number of reload transactions that the Company conducted through its retail distributors in a specified period. The Company uses this metric to analyze the number of fee- and non-fee generating reload transactions that are performed at the retail stores of its retail distributor partners in order to determine the cash-based reload activity to its products and to third party network acceptance members, and to analyze the average fee per transaction as an indicator of revenue performance from this activity.
Number of Tax Refunds Processed - represents the total number of tax refunds processed in a specified period through the Company’s wholly-owned subsidiary, TPG. The Company uses this metric to analyze the number of customers utilizing TPG’s tax refund processing services and as a metric used to analyze the average fee as an indicator of revenue performance from this activity.
Number of Active Cards - represents the total number of GPR cards and checking accounts in the Company's portfolio that had a purchase, reload or ATM withdrawal transaction during the previous 90-day period. The Company uses this metric to analyze the overall size of its active customer base and to analyze multiple metrics expressed as an average across this active card base.
Gross Dollar Volume - represents the total dollar volume of funds processed and settled by the consolidated enterprise, excluding tax refunds processed by TPG. This includes funds deposited to the Company's GPR cards and checking accounts and funds applied to a third party network program through the Company's reload network. The Company uses this metric to analyze the total amount of money moving through the enterprise, either to its branded and private label deposit account programs or to programs managed by third party network acceptance members. The Company also uses this metric to determine the overall engagement and usage patterns of its customer base and serves as a leading indicator of fee and interchange revenues generated through card usage.
Purchase Volume - represents the total dollar volume of purchase transactions made by customers using the Company's GPR, checking account and gift card products. This metric excludes the dollar volume of ATM withdrawals. The Company uses this metric to analyze interchange revenue, which is a key component of its financial performance.

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

The following table shows the Company's quarterly key business metrics for each of the last five calendar quarters.

	2015	2014
	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	10.09	12.49	12.49	12.55	12.60
Number of tax refunds processed	8.52	—	—	—	—
Number of active cards at quarter end	5.38	4.72	4.63	4.72	4.74
Gross dollar volume	$6,350	$5,138	$4,634	$4,668	$5,335
Purchase volume	$4,684	$3,547	$3,363	$3,420	$3,885
Financial Division Changes
The Company announced that, effective Wednesday, May 6, 2015, the Company’s Chief Financial Officer, Grace Wang, transitioned to the new role of SVP, Corporate Finance/Business Intelligence. Concurrently with this change, the Company has appointed Mark Shifke to the position of Acting CFO. The Company has retained an executive search firm to conduct a search for a new CFO. Mr. Shifke has served as a senior executive at Green Dot for the past four years and most recently led the acquisitions of TPG, AccountNow, Inc. and Achieve Financial Services, LLC, in addition to organizing the debt syndicate and raising the debt necessary for the acquisition of TPG. Prior to joining Green Dot, Mr. Shifke had a 27 year career in law and investment banking, holding the position of partner at the law firm of Davis Polk in New York and serving in senior roles at JPMorgan, Goldman Sachs, and KPMG.
Green Dot Acting CFO Mark Shifke stated, “Following Green Dot’s very strong quarter, there remains a number of moving parts still to play out as we look towards performance over the rest of the year. While reconfirming our previously stated full year adjusted EBITDA and non-GAAP EPS guidance, we also call attention to two sources of headwinds that lead us to reduce the higher end of our prior full year revenue guidance. First, our tax refund processing services subsidiary, TPG, posted revenues that were approximately $7 million below our forecast for the quarter. Second, we are seeing some early trends that lead us to believe that the discontinuation of the MoneyPak product could have a greater negative impact on the number of reload sales throughout the year, thus lowering our full year expectations for cash transfer revenues. While lower reload sales had a limited effect on our card portfolios in Q1, we believe that over the course of the year the pacing of lost reload transactions could ultimately result in an incremental negative impact to the revenue-generating activity of our active card portfolios or could negatively impact the size of those active portfolios beyond our initial forecast. We believe that in aggregate the ecosystem impact from the discontinuation of MoneyPak could be $20 to $25 million more than the original $40 million we had forecast. In order to reflect the approximately $27 to $32 million of greater potential revenue headwinds resulting from lower-than-anticipated tax refund processing service revenues and the future potential ecosystem impact of lower than forecast reload sales, we believe it is prudent to lower the higher end of our full year non-GAAP revenue guidance range from the current $780 million to $740 million. Despite the topline headwinds detailed above, however, we reconfirm our prior full year adjusted EBITDA and non-GAAP EPS guidance ranges. Higher gross margins driven by significant variable cost savings across our enterprise are forecast to more than offset the potential lost revenue."

Revised Outlook for 2015
Non-GAAP Total Operating Revenues2:
Green Dot now expects full-year non-GAAP total operating revenues in the range of $720-$740 million, versus the original guidance range of $720-$780 million. For Q2, Green Dot expects non-GAAP total operating revenues of approximately $165 million.
Adjusted EBITDA2:
The Company is reiterating its adjusted EBITDA2 guidance range of $150-$170 million. For Q2, Green Dot expects adjusted EBITDA2 of approximately $33 million.
Non-GAAP EPS2:
Green Dot reaffirms its non-GAAP EPS2 guidance range of $1.24-$1.47. For Q2, Green Dot expects non-GAAP EPS2 of approximately $0.23.
Green Dot's outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
The Company's non-GAAP EPS2 range for 2015 is calculated as follows.

	Range
	Low	High
	(In millions)
Adjusted EBITDA	$150	$170
Depreciation and amortization*	(43)	(43)
Net interest income	—	—
Non-GAAP pre-tax income	$107	$127
Tax impact**	(39)	(46)
Non-GAAP net income	$68	$81
Non-GAAP diluted weighted-average shares issued and outstanding**	55	55
Non-GAAP earnings per share	$1.24	$1.47

*	Excludes the impact of amortization of acquired intangible assets
**	Assumes an effective tax rate of 36.5%

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss first quarter 2015 financial results today at 5:00 p.m. ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chairman and Chief Executive Officer. The conference call can be accessed live over the phone by dialing (877) 300-8521, or (412) 317-6026 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10062170. The replay of the webcast will be available until Thursday, May 14, 2015. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's guidance contained under "Revised Outlook for 2015" and in the quotes of its executive officers, the impact of acquisitions, cost savings and synergies and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the impact of the Company’s supply chain management efforts on its revenue growth, the timing and impact of revenue growth activities, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations. These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at ir.greendot.com and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of May 7, 2015, and the Company assumes no obligation to update this information as a result of future events or developments.
About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; stock-based retailer incentive compensation expense; acquisition-related adjustments; and other charges. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2015 guidance for non-GAAP total operating revenues, adjusted EBITDA, non-GAAP diluted earnings per share, and non-GAAP weighted-average shares issued and outstanding. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at ir.greendot.com.
About Green Dot
Green Dot Corporation, along with its wholly owned subsidiary bank, Green Dot Bank, is a pro-consumer financial technology innovator with a mission to reinvent personal banking for the masses. Green Dot invented the prepaid debit card industry and is the largest provider of reloadable prepaid debit cards and cash reload processing services in the United States. Green Dot is also a leader in mobile technology and mobile banking with its award-winning GoBank mobile checking account. Through its wholly owned subsidiary, TPG, Green Dot is additionally the largest processor of tax refund disbursements in the U.S. Green Dot's products and services are available to consumers through a large-scale "branchless bank" distribution network of more than 100,000 U.S. locations, including retailers, neighborhood financial service center locations, and tax preparation offices, as well as online, in the leading app stores and through leading online tax preparation providers. Green Dot Corporation is headquartered in Pasadena, Calif., with additional facilities throughout the United States and in Shanghai, China.
Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com

Media Relations
Brian Ruby, 203-682-8286
Brian.Ruby@icrinc.com

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2015	December 31, 2014
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$878,244	$724,158
Federal funds sold	480	480
Restricted cash	4,841	2,015
Investment securities available-for-sale, at fair value	30,482	46,650
Settlement assets	45,904	148,694
Accounts receivable, net	38,154	48,904
Prepaid expenses and other assets	26,326	23,992
Income tax receivable	—	16,290
Total current assets	1,024,431	1,011,183
Restricted cash	2,182	2,152
Investment securities, available-for-sale, at fair value	89,801	73,781
Accounts receivable, net	15	13
Loans to bank customers, net of allowance for loan losses of $340 and $444 as of March 31, 2015 and December 31, 2014, respectively	6,815	6,550
Prepaid expenses and other assets	11,865	11,883
Property and equipment, net	79,809	77,284
Deferred expenses	11,526	17,326
Net deferred tax assets	2,648	6,268
Goodwill and intangible assets	494,457	417,200
Total assets	$1,723,549	$1,623,640
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,793	$36,444
Deposits	644,273	565,401
Obligations to customers	70,797	98,052
Settlement obligations	4,288	4,484
Amounts due to card issuing banks for overdrawn accounts	2,393	1,224
Other accrued liabilities	74,678	79,137
Deferred revenue	18,825	24,418
Note payable	22,500	22,500
Income tax payable	7,819	—
Net deferred tax liabilities	3,357	3,995
Total current liabilities	873,723	835,655
Other accrued liabilities	40,369	31,295
Deferred revenue	175	200
Note payable	121,875	127,500
Total liabilities	1,036,142	994,650

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value (as converted): 10 shares authorized as of March 31, 2015 and December 31, 2014; 2 and 2 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	2	2
Class A common stock, $0.001 par value: 100,000 shares authorized as of March 31, 2015 and December 31, 2014; 51,699 and 51,146 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	52	51
Additional paid-in capital	400,814	383,296
Retained earnings	286,506	245,693
Accumulated other comprehensive income (loss)	33	(52)
Total stockholders’ equity	687,407	628,990
Total liabilities and stockholders’ equity	$1,723,549	$1,623,640

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$87,224	$68,167
Processing and settlement service revenues	87,121	46,276
Interchange revenues	54,726	47,214
Stock-based retailer incentive compensation	(1,906)	(2,388)
Total operating revenues	227,165	159,269
Operating expenses:
Sales and marketing expenses	61,279	60,243
Compensation and benefits expenses	41,354	26,963
Processing expenses	30,600	22,079
Other general and administrative expenses	28,036	26,324
Total operating expenses	161,269	135,609
Operating income	65,896	23,660
Interest income	1,378	977
Interest expense	(1,496)	(16)
Income before income taxes	65,778	24,621
Income tax expense	24,965	9,316
Net income	40,813	15,305
Income attributable to preferred stock	(1,165)	(2,282)
Net income allocated to common stockholders	$39,648	$13,023

Basic earnings per common share:	$0.77	$0.34
Diluted earnings per common share:	$0.76	$0.33
Basic weighted-average common shares issued and outstanding:	51,448	37,462
Diluted weighted-average common shares issued and outstanding:	51,938	38,769

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2015	2014
	(In thousands)
Operating activities
Net income	$40,813	$15,305
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	9,375	7,664
Amortization of intangible assets	5,325	—
Provision for uncollectible overdrawn accounts	15,192	8,490
Employee stock-based compensation	5,213	3,972
Stock-based retailer incentive compensation	1,906	2,388
Amortization of premium on available-for-sale investment securities	235	313
Net realized loss (gain) on investment securities	2	(29)
Recovery for uncollectible trade receivables	(5)	(9)
Change in fair value of contingent consideration	(7,616)	—
Amortization of deferred financing costs	384	—
Deferred income tax expense	(21)	—
Excess tax benefits from exercise of options	(24)	(525)
Changes in operating assets and liabilities:
Accounts receivable, net	(2,308)	15,668
Prepaid expenses and other assets	(31)	(3,835)
Deferred expenses	5,800	3,548
Accounts payable and other accrued liabilities	(9,579)	(6,348)
Amounts due to card issuing banks for overdrawn accounts	1,169	(49,760)
Deferred revenue	(5,618)	(6,179)
Income tax receivable	24,115	9,166
Net cash provided by (used in) operating activities	84,327	(171)

Investing activities
Purchases of available-for-sale investment securities	(34,631)	(44,548)
Proceeds from maturities of available-for-sale securities	21,972	47,445
Proceeds from sales of available-for-sale securities	12,733	35,411
(Increase) decrease in restricted cash	(1,429)	683
Payments for acquisition of property and equipment	(14,144)	(10,512)
Net principal (increase) decrease in loans	(265)	336
Acquisition, net of cash acquired	(65,209)	—
Net cash (used in) provided by investing activities	(80,973)	28,815

Financing activities
Repayments of borrowings from note payable	(5,625)	—
Borrowings on revolving line of credit	30,001	—
Repayments on revolving line of credit	(30,001)	—
Proceeds from exercise of options	117	1,626
Excess tax benefits from exercise of options	24	525
Net increase in deposits	78,872	306,769
Net increase (decrease) in obligations to customers	77,344	(13,346)
Net cash provided by financing activities	150,732	295,574

Net increase in unrestricted cash, cash equivalents, and federal funds sold	154,086	324,218
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	724,638	423,621
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$878,724	$747,839

Cash paid for interest	$1,112	$16
Cash paid for income taxes	$779	$219

GREEN DOT CORPORATION
REPORTABLE SEGMENTS
(UNAUDITED)

	Three Months Ended March 31, 2015
	Account Services	Processing and Settlement Services	All Other/General Corporate	Total
	(In thousands)
Operating revenues	$147,859	$90,176	$(10,870)	$227,165
Operating expenses	118,153	36,858	6,258	161,269
Operating income	$29,706	$53,318	$(17,128)	$65,896
Beginning in 2015, the Company's operations are comprised of two reportable segments, Account Services and Processing and Settlement Services. The Account Services segment consists of revenues and expenses derived from the Company's branded and private label deposit account programs. These programs include Green Dot-branded and affinity-branded GPR card accounts, private label GPR card accounts, checking accounts and open-loop gift cards. The Processing and Settlement Services segment consists of revenues and expenses derived from reload services through the Green Dot Network and the Company's tax refund processing services. The Corporate and Other segment primarily consists of unallocated corporate expenses, depreciation and amortization, intercompany eliminations and other costs that are not considered when the Company's management evaluates segment performance.

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands)
Total operating revenues	$227,165	$159,269
Stock-based retailer incentive compensation (2)(4)	1,906	2,388
Contra-revenue advertising costs (3)(4)	1,816	—
Non-GAAP total operating revenues	$230,887	$161,657
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands, except per share data)
Net income	$40,813	$15,305
Employee stock-based compensation expense, net of tax (5)	3,235	2,469
Stock-based retailer incentive compensation, net of tax (2)	1,183	1,484
Amortization of acquired intangibles, net of tax (6)	3,304	—
Change in fair value of contingent consideration, net of tax (6)	(4,726)	—
Other charges, net of tax (7)	1,655	—
Transaction costs, net of tax (6)	175	—
Amortization of deferred financing costs, net of tax (7)	238	—
Non-GAAP net income	$45,877	$19,258
Diluted earnings per share*
GAAP	$0.76	$0.33
Non-GAAP	$0.86	$0.42
Diluted weighted-average shares issued and outstanding
GAAP	51,938	38,769
Non-GAAP	53,558	45,976

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average
Shares Issued and Outstanding (1)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands)
Diluted weighted-average shares issued and outstanding	51,938	38,769
Assumed conversion of weighted-average shares of preferred stock	1,515	6,660
Weighted-average shares subject to repurchase	105	547
Non-GAAP diluted weighted-average shares issued and outstanding	53,558	45,976

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands)
Stock outstanding as of March 31:
Class A common stock	51,699	39,387
Preferred stock (on an as-converted basis)	1,515	5,368
Total stock outstanding as of March 31:	53,214	44,755
Weighting adjustment	(146)	(86)
Dilutive potential shares:
Stock options	281	1,059
Restricted stock units	193	233
Employee stock purchase plan	16	15
Non-GAAP diluted weighted-average shares issued and outstanding	53,558	45,976
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
	(In thousands)
Net income	$40,813	$15,305
Net interest income (4)	118	(961)
Income tax expense	24,965	9,316
Depreciation of property and equipment (4)	9,375	7,632
Employee stock-based compensation expense (4)(5)	5,213	3,972
Stock-based retailer incentive compensation (2)(4)	1,906	2,388
Amortization of acquired intangibles (4)(6)	5,325	32
Change in fair value of contingent consideration (4)(6)	(7,616)	—
Other charges (4)(7)	2,667	—
Transaction costs (4)(6)	282	—
Adjusted EBITDA	$83,048	$37,684
Non-GAAP total operating revenues	$230,887	$161,657
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	36.0%	23.3%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

		FY 2015
		Range
	Q2 2015	Low	High
	(In millions)
Total operating revenues	$162	$714	$734
Stock-based retailer incentive compensation (2)*	1	3	3
Contra-revenue advertising costs (3)	$2	$3	$3
Non-GAAP total operating revenues	$165	$720	$740

*
Assumes the Company's right to repurchase lapses on 36,810 shares per month during 2015 of the Company's Class A common stock at $15.92 per share, our market price on the last trading day of the first quarter of 2015. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected Adjusted EBITDA (1)
(Unaudited)

		FY 2015
		Range
	Q2 2015	Low	High
	(In millions)
Net income	$6	$40	$53
Adjustments (8)	27	110	117
Adjusted EBITDA	$33	$150	$170

Non-GAAP total operating revenues	$165	$740	$720
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	20%	20%	24%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

		FY 2015
		Range
	Q2 2015	Low	High
	(In millions, except per share data)
Net income	$6	$40	$53
Adjustments (8)	7	28	28
Non-GAAP net income	$13	$68	$81
Diluted earnings per share*
GAAP	$0.11	$0.75	$0.99
Non-GAAP	$0.23	$1.24	$1.47
Diluted weighted-average shares issued and outstanding
GAAP	53	53	53
Non-GAAP	54	55	55

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

		FY 2015
		Range
	Q2 2015	Low	High
	(In millions)
Diluted weighted-average shares issued and outstanding
Assumed conversion of weighted-average shares of preferred stock	53	53	53
Weighted-average shares subject to repurchase	1	2	2
Non-GAAP diluted weighted-average shares issued and outstanding	54	55	55

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $5.2 million and $4.0 million for the three months ended March 31, 2015 and 2014, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, contingent consideration, other charges and transaction costs, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
This expense consists of certain co-op advertising costs recognized as contra-revenue under GAAP. The Company believes the substance of the costs incurred are a result of advertising and is not reflective of ongoing total operating revenues. The Company believes that excluding co-op advertising costs from total operating revenues facilitates the comparison of our financial results to the Company's historical operating results. Prior to the three months ended March 31, 2015, the Company did not have any co-op advertising costs recorded as contra-revenue.

(4)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(5)
This expense consists primarily of expenses for employee stock options and restricted stock units. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(6)
The Company excludes certain income and expenses that are the result of acquisitions. These acquisition related adjustments include the amortization of acquired intangible assets, changes in the fair value of contingent consideration, settlements of contingencies established at time of acquisition and other acquisition related charges, such as integration charges and professional and legal fees, which result in the Company recording expenses or fair value adjustments in its GAAP financial statements. The Company analyzes the performance of its operations without regard to these adjustments. In determining whether any acquisition related adjustment is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(7)
The Company excludes certain income and expenses that are not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in the Company's GAAP financial statements, the Company excludes them in it's non-GAAP financial measures because the Company believes these items may limit the comparability of ongoing operations with prior and future periods. These adjustments include amortization attributable to deferred financing costs and other charges related to gain or loss contingencies. In determining whether any such adjustments is appropriate, the Company takes into consideration, among other things, how such adjustments would or would not aid in the understanding of the performance of its operations.

(8)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense, contingent consideration, other income and expenses and transaction costs. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).